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Exhibit 99.1

Tyco International Ltd. 90 Pitts Bay Road, 2nd Floor Pembroke HM 08, Bermuda Phone: 441-292-8674
FOR IMMEDIATE RELEASE
Contacts:	Media Relations: Marty Dauer 609-720-4387	Investor Relations: Ed Arditte 609-720-4621 John Roselli 609-720-4624

TYCO REPORTS FIRST QUARTER EARNINGS PER SHARE
FROM CONTINUING OPERATIONS OF $0.35

  •
  Results Include Charges Totaling $0.07 Per Share From Early Retirement of Debt and Divestiture Activities

  •
  Cash Flow From Operating Activities of $861 Million; Free Cash Flow of $475 Million

PEMBROKE, Bermuda—Feb. 1, 2005—Tyco International Ltd. (NYSE: TYC; BSX: TYC) today reported diluted GAAP earnings per share (EPS) from continuing operations of $0.35 for the first fiscal quarter of 2005, compared with $0.34 in the first fiscal quarter of 2004. Included in EPS from continuing operations were charges for the early retirement of debt and divestitures totaling $0.07 per share. Revenue grew 4.1 percent to $10.1 billion, with organic revenue growth of 4.3 percent in the quarter.

        Cash flow from operating activities was $861 million and the company generated free cash flow of $475 million in the quarter.

        "Our first quarter results were in line with our expectations," said Chairman and Chief Executive Officer Ed Breen. "We remain focused on driving increased operating efficiencies and we are investing for growth in our businesses. Additionally, we continued to strengthen our balance sheet, reduced our diluted shares outstanding and announced a substantial increase in our dividend."

FINANCIAL HIGHLIGHTS

  •
  Organic revenue growth was 4.3 percent, led by Engineered Products & Services at 9.0 percent and Electronics at 6.4 percent.

  •
  The company announced a quarterly dividend increase to $0.10 per share, eight times the previous quarterly dividend of $0.0125 per share.

  •
  The company reduced debt by $1.2 billion to $15.5 billion and reduced net debt to $12.1 billion. Net interest expense was $181 million for the quarter, a reduction of $58 million from the first quarter of 2004.

  •
  As part of the first quarter debt reduction, the company used $409 million of cash to repurchase $257 million of convertible debt securities. Subsequent to the quarter end, the company repurchased an additional $204 million of convertible debt securities at a cost of $336 million. These actions taken together also reduce Tyco's diluted shares outstanding by 20.4 million shares.

        Organic revenue growth, free cash flow, and net debt are non-GAAP financial measures and are described below. For a reconciliation of these non-GAAP measures, see the attached tables.

SEGMENT RESULTS

        The financial results presented in the tables below are in accordance with GAAP. All dollar amounts are pretax and stated in millions. All comparisons are to the quarter ended Dec. 31, 2003, unless otherwise indicated. Prior period amounts have been reclassified to reflect the impact of discontinued operations.

Fire & Security

	Dec. 31, 2004	Dec. 31, 2003	$ Change	% Change
Revenue	$2,882	$2,832	$50	2%
Operating Income	$283	$247	$36	15%
Operating Margin	9.8%	8.7%

        Revenue increased $50 million, or 2 percent. Revenue was essentially flat organically with modest growth at Worldwide Security and Tyco Safety Products offset by a modest decline in Worldwide Fire.

        Operating income increased by $36 million with improved profitability in Worldwide Security and Worldwide Fire. Operating income included $7 million of divestiture related charges while last year's first quarter included $16 million of charges related to restructuring actions.

Electronics

	Dec. 31, 2004	Dec. 31, 2003	$ Change	% Change
Revenue	$2,879	$2,838	$41	1%
Operating Income	$414	$424	$(10)	(2%)
Operating Margin	14.4%	14.9%

        Revenue increased $41 million, or 1 percent, and was adversely impacted by approximately $160 million due to the previously announced change in the fiscal year and conforming the closing period of certain subsidiaries. Revenue was also adversely impacted by $88 million due to the divestiture of the commercial electrical services unit in September 2004. Organic revenue growth of 6 percent was driven by connectors and cable assemblies, which benefited from strength in the automotive, consumer, computer and general industrial markets. Continued weakness in Power Systems partially offset this growth.

        Operating income decreased $10 million with an operating margin decline of 50 basis points. The previously announced change in the fiscal year and conforming the closing period, as well as higher metals costs, adversely impacted the operating margin by 70 and 90 basis points, respectively. Last year's first quarter results included $20 million of restructuring and other credits. Operationally, the segment experienced margin improvement due to continued organic growth and increased operating efficiencies.

Healthcare

	Dec. 31, 2004	Dec. 31, 2003	$ Change	% Change
Revenue	$2,319	$2,180	$139	6%
Operating Income	$581	$538	$43	8%
Operating Margin	25.1%	24.7%

        Revenue increased $139 million, or 6 percent. Organic revenue growth of 4 percent was driven by strong sales in the Pharmaceutical and Surgical businesses, partially offset by modest declines in Retail and Respiratory.

        Operating income increased $43 million due to higher sales and continued improvement in operating efficiency. Research and development spending increased 17% percent to $50 million. Operating income included an $11 million divestiture related charge.

        During the quarter, Tyco Healthcare won a contract to be a preferred supplier of wound closure and endomechanical products to members of Novation, one of the largest U.S. healthcare group purchasing organizations.

Engineered Products & Services

	Dec. 31, 2004	Dec. 31, 2003	$ Change	% Change
Revenue	$1,513	$1,386	$127	9%
Operating Income	$172	$111	$61	55%
Operating Margin	11.4%	8.0%

        Revenue increased $127 million, or 9 percent. Organic revenue growth was 9 percent, led by Electrical & Metal Products, where pricing continued to benefit from strength in the steel market. Revenue also grew in Flow Control and Fire & Building Products, driven by improved end market conditions.

        Operating income increased $61 million primarily due to improved pricing in Electrical & Metal Products and increased margins at Flow Control and Fire & Building Products.

Plastics & Adhesives

	Dec. 31, 2004	Dec. 31, 2003	$ Change	% Change
Revenue	$464	$424	$40	9%
Operating Income	$23	$12	$11	92%
Operating Margin	5.0%	2.8%

        Revenue increased $40 million, or 9 percent, with organic revenue growth of 4 percent. Growth in the Plastics business unit was driven by higher selling prices which offset a portion of significantly higher resin costs. This growth was partially reduced by a revenue decrease in A&E.

        Operating income was up $11 million versus last year's first quarter; however, last year's first quarter included $30 million of restructuring and impairment charges. Adjusting for the prior year charges, income was down significantly due to the inability to fully recover resin cost increases, as well as weak performance at A&E.

OTHER ITEMS

  •
  The repurchase of convertible debt securities generated a $156 million non-tax deductible charge in the first quarter.

  •
  The first quarter effective tax rate was 29.4 percent. The tax rate was adversely impacted by 3.8 percentage points, primarily due to charges related to early retirement of debt.

  •
  The company changed its fiscal year from a calendar year ending Sept. 30 to a 52/53 week year ending on the Friday nearest Sept. 30 and conformed the closing periods of certain subsidiaries, resulting in an increase of $26 million to Shareholders' Equity.

OUTLOOK

        For the second quarter of 2005, the company expects to achieve EPS from continuing operations of $0.45 to $0.47. The company continues to expect full-year EPS from continuing operations of $1.88 to $1.98. This EPS outlook excludes charges related to divestitures or early retirement of debt. The company continues to expect full-year cash from operating activities of approximately $7 billion and free cash flow in excess of $4.5 billion. Both cash flow measures are before any voluntary pension contributions. As previously announced, prior free cash flow guidance of $5.0+ billion was reduced by approximately $525 million to reflect additional dividend payments planned for fiscal 2005.

        "During the quarter we saw improved order rates, and strengthening in our end markets," commented Ed Breen. "We also continue to gain traction in our operating and growth initiatives, and as a result we are looking forward to a solid year in 2005."

        EPS from continuing, operations excluding charges and cash flow before voluntary pension contributions, are non-GAAP measures and are described below.

ABOUT TYCO INTERNATIONAL

        Tyco International Ltd. is a global, diversified company that provides vital products and services to customers in five business segments: Fire & Security, Electronics, Healthcare, Engineered Products & Services, and Plastics & Adhesives. With 2004 revenue of $40 billion, Tyco employs approximately 260,000 people worldwide. More information on Tyco can be found at www.tyco.com.

CONFERENCE CALL AND WEBCAST

        The company will hold a conference call for investors today beginning at 8:30 a.m. ET. The call can be accessed in three ways:

  •
  At Tyco's website: http://investors.tyco.com. A replay of the call will be available through Feb. 18, 2005 at the same website.

  •
  By telephone dial-in to participate in a "listen-only" mode. The telephone dial-in number for participants in the United States is (800) 260-0719. The telephone dial-in number for participants outside the United States is (651) 291-1889. The access code for all "listen-only" callers is 763360. Investors who do not intend to ask questions should dial this number.

  •
  By telephone dial-in with the capability to participate in the question-and-answer portion of the call. The telephone dial-in number for participants in the United States is (888) 276-9998. The telephone dial-in number for participants outside the United States is (612) 332-0718.

        An audio replay of the conference call will be available beginning at 12:01 p.m. on Feb. 1, 2005 and ending at 11:59 p.m. on Feb. 8, 2005. The dial-in number for participants in the United States is (800) 475-6701. For participants outside the United States the dial-in number is (320) 365-3844. The replay access code for all callers is 763359.

NON-GAAP MEASURES

        "EPS from continuing operations excluding charges," "cash flow excluding voluntary pension contributions," "free cash flow" (FCF), "organic revenue growth" and "net debt" are non-GAAP measures and should not be considered replacements for GAAP results.

        The company has forecast its EPS from continuing operations results excluding divestiture charges and charges relating to early retirement of debt to give investors additional perspective on the underlying business results. Because the company cannot predict the amount and timing of divestitures or debt retirement and the associated charges or gains that will be taken, it is difficult to accurately include the impact of those items in the forecast. The company has forecast its cash flow results excluding any voluntary pension contribution because it has not yet made a determination about the amount and timing of any such contribution.

        The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify. FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. It is also a significant component in the company's incentive compensation plans. The difference reflects the impact from:

  •
  the sale of accounts receivable programs,

  •
  net capital expenditures,

  •
  acquisition of customer accounts (ADT dealer program),

  •
  cash paid for purchase accounting and holdback/earn-out liabilities and

  •
  dividends paid.

        See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

        The impact from the sale of accounts receivable programs is added or subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity. Capital expenditures, the ADT dealer program and dividends are subtracted because they represent long-term commitments. Cash paid for purchase accounting and holdback/earn-out liabilities is subtracted from Cash Flow from Operating Activities because these cash outflows are not available for general corporate uses.

        The limitation associated with using FCF is that it subtracts cash items that are ultimately within management's and the Board of Directors' discretion to direct and that therefore may imply that there is less or more cash that is available for the company's programs than the most comparable GAAP measure. This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

        FCF as presented herein may not be comparable to similarly titled measures reported by other companies. The measure should be used in conjunction with other GAAP financial measures. Investors are urged to read the company's financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that shows all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company's total cash and cash equivalents for the period.

        "Organic revenue growth" is an important measure used by the company to measure the underlying results and trends in the business. The difference between reported net revenue growth (the most comparable GAAP measure) and organic revenue growth (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that do not reflect the underlying results and trends (for example, revenue reclassifications and changes to the fiscal year).

        Organic revenue growth is an important measure of the company's performance because it excludes items that: i) are not completely under management's control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity, or revenue reclassification. It is also a component of the company's compensation programs. The limitation of this measure is that it excludes items that have an impact on the company's revenue. This limitation is best addressed by using organic revenue growth in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of organic revenue growth.

        Net debt is a non-GAAP measure and should not be considered a replacement for GAAP results. Net debt is total debt (the most comparable GAAP measure) minus cash and cash equivalents. Management believes net debt is an important measure of liquidity, which it uses as a tool to measure the company's ability to meet its future debt obligations. Cash and cash equivalents are subtracted from the GAAP measure because they could be used to reduce our debt obligations. See the accompanying table to this press release for the reconciliation of net debt.

        The limitation associated with using net debt is that it subtracts cash items and therefore may imply that there is less company debt than the most comparable GAAP measure indicates and may exclude certain cash items that are not readily available for repaying debt. This limitation is best addressed by using net debt in combination with total debt because net debt may be significantly lower than the GAAP measure. Net debt should be used in conjunction with other GAAP financial measures.

FORWARD-LOOKING STATEMENTS

        This release may contain certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco's businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco's Annual Report on Form 10-K for the fiscal year ended Sept. 30, 2004.

###

TYCO INTERNATIONAL LTD.
Condensed Consolidated Statements of Income
(in millions, except per share data)
(Unaudited)

	Quarter Ended December 31,
	2004	2003
Net revenue	$10,065	$9,665
Cost of sales	6,641	6,328
Selling, general and administrative expenses	2,005	2,070
Restructuring, impairment and other charges, net	8	28
Losses and impairments on divestitures, net	15	—

Operating income	1,396	1,239
Interest income	37	26
Interest expense	(218)	(265)
Other expense, net	(161)	(8)

Income from continuing operations before income taxes and minority interest	1,054	992
Income taxes	(310)	(268)
Minority interest	(3)	(3)

Income from continuing operations	741	721
Loss from discontinued operations, net of income taxes	(32)	(2)

Net income	$709	$719

Basic earnings per share:
Income from continuing operations	$0.37	$0.36
Loss from discontinued operations	$(0.02)	—

Net income	$0.35	$0.36

Diluted earnings per share:
Income from continuing operations	$0.35	$0.34
Loss from discontinued operations	$(0.02)	—

Net income	$0.33	$0.34

Weighted-average number of shares outstanding:
Basic	2,008	1,997
Diluted	2,206	2,228
Income Reconciliation for Diluted EPS:
Income from continuing operations	$741	$721
Add back of interest expense for convertible debt	24	30

Income from continuing operations, giving effect to dilutive adjustments	765	751
Loss from discontinued operations	(32)	(2)

Net income, giving effect to dilutive adjustments	$733	$749

TYCO INTERNATIONAL LTD.
Results of Segments
(in millions)
(Unaudited)

	Quarter Ended December 31,
	2004		2003
NET REVENUE
Fire and Security	$2,882		$2,832
Electronics	2,879		2,838
Healthcare	2,319		2,180
Engineered Products and Services	1,513		1,386
Plastics and Adhesives	464		424
Corporate and Other	8		5

Total Net Revenue	10,065		9,665
OPERATING INCOME & MARGIN
Fire and Security	283	9.8%	247	8.7%
Electronics	414	14.4%	424	14.9%
Healthcare	581	25.1%	538	24.7%
Engineered Products and Services	172	11.4%	111	8.0%
Plastics and Adhesives	23	5.0%	12	2.8%

	1,473		1,332
Less: Corporate and Other	(77)		(93)

Operating Income & Margin	$1,396	13.9%	$1,239	12.8%

TYCO INTERNATIONAL LTD.
Condensed Consolidated Balance Sheets
(in millions)
(Unaudited)

	December 31, 2004	September 30, 2004
Current Assets:
Cash and cash equivalents	$3,440	$4,467
Accounts receivable, net	6,994	6,463
Inventories	4,857	4,365
Prepaid expenses and other current assets	2,858	2,635
Assets held for sale	236	615

Total current assets	18,385	18,545
Property, plant and equipment, net	9,865	9,635
Goodwill	25,868	25,510
Intangible assets, net	5,328	5,335
Other assets	4,689	4,642

Total Assets	$64,135	$63,667

Current Liabilities:
Loans payable and current maturities of long-term debt	$978	$2,116
Accounts payable	2,927	2,698
Accrued and other current liabilities	5,556	5,815
Liabilities held for sale	295	523

Total current liabilities	9,756	11,152
Long-term debt	14,555	14,617
Other liabilities	7,699	7,538

Total Liabilities	32,010	33,307
Minority interest	57	68
Shareholders' equity	32,068	30,292

Total Liabilities and Shareholders' Equity	$64,135	$63,667

TYCO INTERNATIONAL LTD.
Consolidated Statements of Cash Flows
(in millions)
(Unaudited)

	Quarter Ended December 31,
	2004	2003
Cash Flows from Operating Activities:
Net income	$709	$719
Loss from discontinued operations	32	2

Income from continuing operations	741	721
Adjustments to reconcile net cash provided by operating activities:
Non-cash restructuring, impairment and other (credits) charges, net	(4)	6
Non-cash losses and impairments on divestitures, net	18	—
Depreciation and amortization	541	548
Deferred income taxes	94	108
Provision for losses on accounts receivable and inventory	72	70
Debt and refinancing cost amortization	10	21
Loss on the retirement of debt	156	5
Other non-cash items	45	13
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(236)	(162)
Inventories	(372)	(62)
Accounts payable	110	(47)
Accrued and other liabilities	(330)	(159)
Other	16	8

Net cash provided by operating activities	861	1,070

Cash Flows From Investing Activities:
Capital expenditures, net	(287)	(207)
Acquisition of businesses, net of cash acquired	(11)	(14)
Acquisition of customer accounts (ADT dealer program)	(67)	(70)
Purchase accounting and holdback/earn-out liabilities	(17)	(49)
Divestiture of businesses, net of cash retained by businesses sold	166	1
Decrease in restricted cash	3	212
Other	(36)	(11)

Net cash used in investing activities	(249)	(138)

Cash Flows From Financing Activities:
Net repayments of debt	(1,654)	(2,338)
Proceeds from exercise of share options	43	10
Dividends paid	(24)	(25)
Other	(15)	(12)

Net cash used in financing activities	(1,650)	(2,365)

Effect of currency translation on cash	80	38
Cash flow from discontinued operations	(69)	(28)
Net decrease in cash and cash equivalents	(1,027)	(1,423)
Cash and cash equivalents at beginning of period	4,467	4,186

Cash and cash equivalents at end of period	$3,440	$2,763

RECONCILIATION TO "FREE CASH FLOW":
Net cash provided by operating activities	$861	$1,070
Sale of accounts receivable	9	47
Capital expenditures, net	(287)	(207)
Acquisition of customer accounts (ADT dealer program)	(67)	(70)
Cash paid for purchase accounting and holdback/earn-out liabilities	(17)	(49)
Dividends paid	(24)	(25)

FREE CASH FLOW	$475	$766

Note: Free cash flow is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TYCO INTERNATIONAL LTD.
Net Debt Reconciliation
(in millions)
(Unaudited)

	Quarter Ended December 31, 2004
Total debt at beginning of period		$16,733
Less: cash and cash equivalents at beginning of period		4,467

Net debt balance at beginning of period		12,266
Less the following:
Operating cash flow	861
Capital expenditures, net	(287)
Acquisition of customer accounts (ADT dealer program)	(67)
Purchase accounting and holdback/earn-out liabilities	(17)
Divestiture of businesses, net of cash retained by businesses sold	166
Proceeds from exercise of share options	43
Currency translation adjustments on debt	(232)
Premium paid on the retirement of debt	(152)
Dividends paid	(24)
Other	(118)

		173

Net debt balance at December 31, 2004		12,093
Plus: cash and cash equivalents at December 31, 2004		3,440

Total debt at December 31, 2004		$15,533

Note: Net debt is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TYCO INTERNATIONAL LTD.
Organic Revenue Growth Reconciliation
(in millions)
(Unaudited)

	Quarter Ended December 31, 2004
	Net Revenue		Foreign Currency		Divestitures and Other			Organic Revenue Growth		Net Revenue for the Quarter Ended December 31, 2003
Fire and Security	$2,882	1.8%	$107	3.9%	$(64)	-2.3%		$7	0.2%	$2,832
Electronics	2,879	1.4%	120	4.6%	$(246)	-9.6	%(1)	$167	6.4%	2,838
Healthcare	2,319	6.4%	56	2.5%	$(5)	-0.2%		$88	4.1%	2,180
Engineered Products and Services	1,513	9.2%	58	4.3%	$(51)	-4.1	%(1)	$120	9.0%	1,386
Plastics and Adhesives	464	9.4%	3	0.7%	$19	4.6	%(2)	$18	4.1%	424
Corporate and Other	8	NM	—	NM	$—	NM		$3	NM	5

Total Net Revenue	$10,065	4.1%	$344	3.7%	$(347)	-3.9%		$403	4.3%	$9,665

(1)
Effective October 1, 2004, Tyco changed its fiscal year from a calendar year to a 52/53-week year and conformed the closing periods of certain subsidiaries. Amount includes $158 million related to this change for Electronics and $35 million for Engineered Products and Services to reflect comparable periods.

(2)
Amount includes $20 million related to a reclassification of customer reimbursed freight costs from revenue to cost of goods sold in the quarter ended December 31, 2004.

Note: Organic revenue growth is a non-GAAP measure. See description of non-GAAP measures contained in this release.

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TYCO REPORTS FIRST QUARTER EARNINGS PER SHARE FROM CONTINUING OPERATIONS OF $0.35
TYCO INTERNATIONAL LTD. Condensed Consolidated Statements of Income (in millions, except per share data) (Unaudited)
TYCO INTERNATIONAL LTD. Results of Segments (in millions) (Unaudited)
TYCO INTERNATIONAL LTD. Condensed Consolidated Balance Sheets (in millions) (Unaudited)
TYCO INTERNATIONAL LTD. Consolidated Statements of Cash Flows (in millions) (Unaudited)
TYCO INTERNATIONAL LTD. Net Debt Reconciliation (in millions) (Unaudited)
TYCO INTERNATIONAL LTD. Organic Revenue Growth Reconciliation (in millions) (Unaudited)